EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD NET SALES FOR FIRST QUARTER FISCAL YEAR 2015

▪	Non-GAAP net sales of $531.3 million, up 7.7% sequentially, including $20.2 million from the acquisition of Supertex

▪
On a non-GAAP basis: gross margins of 59.8%; operating income of $176.3 million; net income of $151.6 million; and EPS of 68 cents per diluted share. The First Call published estimate for non-GAAP EPS was 66 cents.

▪	GAAP net sales of $528.9 million, up 7.2% sequentially, including $17.8 million from the acquisition of Supertex

▪
On a GAAP basis: gross margins of 58.0%; operating income of $115.9 million; net income of $89.9 million; and EPS of 40 cents per diluted share. There was no published First Call estimate for GAAP EPS.

▪	Record net sales for each of 8-bit, 16-bit and 32-bit microcontrollers

▪	Record net sales of analog products

▪	Completed tender offer of ISSC and own 83.5% of ISSC shares

CHANDLER, Arizona - July 31, 2014 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, today reported results for the three months ended June 30, 2014 as summarized in the following table:

(in millions, except earnings per diluted share and percentages)	Three Months Ended June 30, 2014
	GAAP	% of Net Sales	Non-GAAP[1]	% of Net Sales
Net Sales	$528.9		$531.3
Gross Margin	$306.5	58.0%	$317.7	59.8%
Operating Income	$115.9	21.9%	$176.3	33.2%
Other Expense (including Gains/Losses on Equity Method Investments)	$9.0		$6.6
Income Tax Expense	$17.1		$18.1
Net Income	$89.9	17.0%	$151.6	28.5%
Earnings per Diluted Share	40 cents		68 cents
1    See the "Use of Non-GAAP Financial Measures" section of this release.

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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200 FAX 480•899•9210

Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

Consolidated GAAP net sales for the first quarter of fiscal 2015 were a record $528.9 million, up 7.2% sequentially from net sales of $493.4 million in the immediately preceding quarter, and up 14.3% from net sales of $462.8 million in the prior year’s first quarter. Consolidated GAAP net income for the first quarter of fiscal 2015 was $89.9 million, or 40 cents per diluted share, down 19.4% from GAAP net income of $111.5 million, or 50 cents per diluted share, in the immediately preceding quarter, and up 14.4% from GAAP net income of $78.6 million, or 37 cents per diluted share, in the prior year’s first quarter.

Consolidated non-GAAP net sales for the first quarter of fiscal 2015 were a record $531.3 million, up 7.7% sequentially from net sales of $493.4 million in the immediately preceding quarter, and up 14.8% from net sales of $462.8 million in the prior year's first quarter. Non-GAAP net sales in the first quarter of fiscal 2015 were $2.5 million higher than GAAP net sales due to the sell-through of inventory held by distributors of Supertex at the date of our acquisition not being included in our GAAP results. Consolidated non-GAAP net income for the first quarter of fiscal 2015 was a record $151.6 million, or 68 cents per diluted share, up 7.3% from non-GAAP net income of $141.3 million, or 64 cents per diluted share, in the immediately preceding quarter, and up 26.0% from non-GAAP net income of $120.4 million, or 57 cents per diluted share, in the prior year's first quarter. For the first quarters of fiscal 2015 and fiscal 2014, our non-GAAP results exclude the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, severance costs, and legal and other general and administrative expenses associated with acquisitions), non-cash interest expense on our convertible debentures, and non-recurring tax events. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip also announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 35.6 cents per share. The quarterly dividend is payable on September 4, 2014 to stockholders of record on August 21, 2014.

"We are very pleased with our execution in the June quarter. All of our non-GAAP financial metrics including net sales, gross margin percentage, operating expense percentage, operating profit percentage and earnings per share were better than the mid-point of our guidance provided on May 6," said Steve Sanghi, President and CEO. "Excluding the results of Supertex, our non-GAAP gross margin was an outstanding 60%, and our non-GAAP operating profit was 33.5%."

Mr. Sanghi added, "Including the results of Supertex, our consolidated non-GAAP gross margin was 59.8% and our non-GAAP operating profit was 33.2%. We are making excellent progress towards our long term goal of 35% non-GAAP operating profit. Consolidated non-GAAP earnings per share was a record 68 cents and was 2 cents better than the mid-point of our guidance."

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

Mr. Sanghi added further, "We are seeing a seasonally normal business environment with strengths in many of our end markets like industrial, automotive, housing, consumer electronics and personal computing. We are seeing exceptional strength in some of our new products and technologies which are growing revenue at double digit percentages sequentially. As a result, our product delivery lead times have stretched out and we are selectively capacity constrained in fab, wafer sort, assembly and test operations particularly on our newest products and technologies. Our inventory of 108 days is below our targeted level of 115 and is expected to go lower this quarter. We are ramping all of our factories, but are limited by equipment lead times. We have increased our planned capital expenditures for fiscal year 2015 to $175 million."

"Our overall microcontroller revenue grew strongly at 5.3% sequentially in the June quarter and was up 14.5% versus the year ago quarter, achieving a new revenue record," said Ganesh Moorthy, Chief Operating Officer. "All three microcontroller product lines, 8-bit, 16-bit and 32-bit experienced sequential revenue growth in the June quarter, and all three microcontroller lines achieved record revenue in the June quarter."

Mr. Moorthy added, "We are excited to have closed our tender offer for ISSC in which we acquired 83.5% of the outstanding common shares on July 17, 2014. We believe that combining ISSC’s strengths in wireless products and technology with Microchip's brand, channel and operational scale will drive future growth and profitability for the combined companies. Microchip expects to acquire the rest of the outstanding ISSC shares in late December 2014."

Rich Simoncic, Vice President, Analog and Interface Products Division said, "Our analog business revenue excluding the results of Supertex grew 2.6% sequentially and 6.8% over the year ago quarter. Including Supertex, the analog business grew 18.9% sequentially in the June quarter and was up 23.8% from the year ago quarter. Including the analog products revenue of Supertex, our analog business represented 24% of Microchip's overall revenue in the June quarter. We continue to develop and introduce a wide range of innovative and proprietary new products to fuel the future growth of our analog business."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "The increase in our net cash and investment balance in the June quarter excluding our acquisition of Supertex and our dividend payment was $121.3 million. As of June 30, 2014, our consolidated cash and total investment position was approximately $2.29 billion and we had $980 million in borrowings under our revolving line of credit. The dividend that we announced today marks the 42nd occasion that we have increased our dividend payment, and cumulative dividends paid are $2.3 billion."

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

Mr. Sanghi concluded, "Taking our backlog, low inventory and lead times into consideration and being mindful that the September quarter is usually a weak quarter in Europe due to the summer holidays, we expect our non-GAAP revenue to be up 5.4% to 8.4% sequentially in the September quarter. This guidance includes approximately $18 million in revenue from the acquisition of ISSC."

Microchip’s Recent Highlights:

•
Microchip further enabled both the Internet of Things (IoT) and the general proliferation of connectivity in embedded designs, with two recent announcements. The agency-certified RN4020 Bluetooth® Smart Low Energy Module makes it easy to add basic wireless connectivity, either standalone or in conjunction with any microcontroller that has a UART interface, which most PIC® microcontrollers do. The PIC24F GB2 family of MCUs was also introduced, for IoT and many other embedded applications requiring the combination of eXtreme Low Power consumption and integrated hardware encryption security.

•
The Company also continued to rapidly expand its 32-bit MCU portfolio, with a new PIC32MX1/2 family that adds larger Flash and RAM memory at a lower cost, along with a small footprint and high level of feature integration. This combination is ideal for consumer, medical and industrial applications that need Bluetooth digital audio, graphics, USB audio, touch sensing and general-purpose embedded control.

•
On the high end of digital audio, Microchip made it easy to add Spotify® Connect via firmware upgrades for the more than 8 million audio products based on Microchip’s JukeBlox® Platform, including its network audio processors and modules.

•
In the area of infotainment, Daimler AG was the latest automotive company to adopt the latest-generation MOST150 standard, using Microchip's Intelligent Network Interface Controllers (INICs) for its flagship Mercedes-Benz S-Class sedan's next-generation infotainment system.

•
Microchip's high-growth analog business continued to be fueled by innovative new products, such as the expansion of its Digitally Enhanced Power Analog controller portfolio, which offers the power-conversion performance typical of an analog-based controller with an integrated MCU for flexibility approaching a fully digital solution. The two new MCP19114/5 devices integrate several new features that support three additional power-conversion topologies, expanding Microchip's reach even further into automotive and consumer power applications.

•
The Company also added the industry's first 5 kohm digital potentiometers with a specified 36V operating voltage and support of wide signal swings. This, along with a host of other integrated features, makes these

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

mixed-signal MCP45HV31-51 devices well suited for a broad range of high-voltage and high-temperature applications, including those in the industrial, automotive and audio markets.

•
For computer and peripheral power-supply and battery-charging designs, Microchip introduced its family of USB power delivery (UPD) controllers. With these standards-compliant UPD100X devices, a single USB cable and port can be used for data while simultaneously delivering up to 100W of power, which is 40 times the power of USB 2.0.

•
Microchip also grew its portfolio of world-leading reliable memory, including four new SuperFlash® embedded devices. With its 64-Mbits of parallel Flash memory on Microchip's advanced process technology, the SST38VF6401B delivers ultra-fast performance and rich security features. The SPI Serial Flash SST25WF020A, SST25WF040B and SST25WF080B devices offer 2-, 4- and 8-Mbit of memory, and feature a low operating-voltage range from 1.65 to 1.95V, extremely low power consumption, and small-footprint, low-profile packaging.

•
Newsweek ranked Microchip in the top 50%, for its 2014 Newsweek Green Rankings of the 500 largest publicly-traded companies in the United States (the U.S. 500), based on overall environmental performance using eight clearly defined key performance indicators.

•
Microchip President and CEO Steve Sanghi recently received four separate honors. Bloomberg named him to its Top 10 lists of both the lowest-paid CEOs and longest-serving tech CEOs. Embedded Computing Design Magazine named him to its 2014 list of the Top Embedded Innovators, while AZ Business Magazine named Sanghi one of its 25 Most Influential Minority Business Leaders in Arizona of 2014.

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

Second Quarter Fiscal Year 2015 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Due to the closing of our tender offer of ISSC on July 17, 2014, we are not able to provide GAAP guidance at this time, as the purchase accounting valuation adjustments related to the acquisition including acquired intangibles and inventory write-up as well as other acquisition-related charges are not yet known. We are able to provide the following Non-GAAP guidance which includes ISSC:

Microchip Consolidated Guidance - Non-GAAP[1]
Net Sales	$560.0 million to $575.9 million
Gross Margin[3]	59.2% to 59.6%
Operating Expenses[3]	26.3% to 26.7%
Other Expense	$7.4 million
Income Tax Expense	10.5% to 10.7%
Net Income	$156.2 million to $165.3 million
Less: Net Income from Noncontrolling Interest	$0.5 million
Net Income attributable to Microchip	$155.7 million to $164.8 million
Diluted Common Shares Outstanding[2]	223.8 million shares
Earnings per Diluted Share[2]	70 cents to 74 cents

[1]	See the "Use of Non-GAAP Financial Measures" section of this release.

[2]	Earnings per share have been calculated based on the diluted shares outstanding of Microchip on a consolidated basis.

[3]	See Footnote 3 under the "Use of Non-GAAP Financial Measures" section of this release.

•
Excluding the ISSC acquisition and any purchase accounting impacts from the Supertex acquisition, Microchip's inventory days at September 30, 2014 are expected to be reduced to between 103 days and 108 days. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

•
Capital expenditures for the quarter ending September 30, 2014 are expected to be approximately $50 million and capital expenditures for all of fiscal year 2015 are anticipated to be approximately $175 million. We are continuing to take actions to selectively invest in the equipment needed to support the expected growth of our new products and technologies.

•	Excluding the ISSC acquisition, we expect net cash generation during the September quarter of $160 million to $180 million prior to the dividend payment and our acquisition related activities.

[1]
Use of non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, expenses related to our acquisition activities (including intangible asset amortization, inventory valuation costs, restructuring costs, severance costs, and legal and other general and administrative

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

expenses associated with acquisitions), non-cash interest expense on our convertible debentures, the related income tax implications of these items and non-recurring tax events. Our non-GAAP net sales reflect revenue from product in the acquired companies' distribution channel at the acquisition date that is not included in GAAP net sales.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses or non-recurring expenses related to such transactions. Accordingly, management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP net sales, non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses in dollars and as a percentage of sales including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP other expense, net, non-GAAP income tax/tax rate, non-GAAP net income, and non-GAAP diluted earnings per share which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses these non-GAAP measures to manage and assess the profitability of our business. Specifically, we do not consider such items when developing and monitoring our budgets and spending. Our determination of the above non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

[2]
Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the actual exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

section of our website under the heading "Supplemental Financial Information"), and the repurchase or the issuance of stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the September 2014 quarter of $46 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).

[3]
Generally, gross margin fluctuates over time, driven primarily by the mix of microcontrollers, mixed-signal products, analog products and memory products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(Unaudited)

	Three months ended
	June 30,
	2014	2013

Net sales	$528,876	$462,792
Cost of sales	222,357	196,218
Gross profit	306,519	266,574

Operating expenses:
Research and development	84,370	73,085
Selling, general and administrative	69,255	65,710
Amortization of acquired intangible assets	36,644	27,677
Special charges	304	1,701
	190,573	168,173

Operating income	115,946	98,401
Losses on equity method investments	(32)	(260)
Other expense, net	(8,923)	(7,805)

Income before income taxes	106,991	90,336
Income tax provision	17,082	11,757

Net income	$89,909	$78,579

Basic net income per common share	$0.45	$0.40
Diluted net income per common share	$0.40	$0.37

Basic common shares outstanding	200,187	196,950
Diluted common shares outstanding	224,527	212,266

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

ASSETS

	June 30,	March 31,
	2014	2014
	(Unaudited)
Cash and short-term investments	$1,759,861	$1,344,785
Accounts receivable, net	286,699	242,405
Inventories	264,505	262,725
Other current assets	139,286	119,484
Total current assets	2,450,351	1,969,399

Property, plant & equipment, net	569,908	531,967
Long-term investments	527,539	798,712
Other assets	953,945	767,552

Total assets	$4,501,743	$4,067,630

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and other current liabilities	$195,607	$170,781
Short-term borrowings	17,500	17,500
Deferred income on shipments to distributors	146,583	147,798
Total current liabilities	359,690	336,079

Long-term line of credit	634,375	300,000
Long-term borrowings, net	327,076	331,385
Convertible debentures	374,227	371,873
Long-term income tax payable	144,549	179,966
Deferred tax liability	453,069	375,316
Other long-term liabilities	39,112	37,550

Stockholders’ equity	2,169,645	2,135,461

Total liabilities and stockholders' equity	$4,501,743	$4,067,630

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands except per share amounts and percentages)
(Unaudited)

RECONCILIATION OF GAAP NET SALES TO NON-GAAP NET SALES

	Three months ended
	June 30,
	2014	2013
Net sales, as reported	$528,876	$462,792
Distributor revenue recognition adjustment	2,469	—
Non-GAAP net sales	$531,345	$462,792

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three months ended
	June 30,
	2014	2013
Gross profit, as reported	$306,519	$266,574
Distributor revenue recognition adjustment	1,362	—
Share-based compensation expense	2,055	1,969
Acquisition-related acquired inventory valuation	7,811	—
Non-GAAP gross profit	$317,747	$268,543
Non-GAAP gross profit percentage	59.8%	58.0%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three months ended
	June 30,
	2014	2013
Research and development expenses, as reported	$84,370	$73,085
Share-based compensation expense	(6,309)	(5,690)
Non-GAAP research and development expenses	$78,061	$67,395
Non-GAAP research and development expenses as a percentage of net sales	14.7%	14.6%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three months ended
	June 30,
	2014	2013
Selling, general and administrative expenses, as reported	$69,255	$65,710
Share-based compensation expense	(4,957)	(4,997)
Acquisition-related costs	(936)	(888)
Non-GAAP selling, general and administrative expenses	$63,362	$59,825
Non-GAAP selling, general and administrative expenses as a percentage of net sales	11.9%	12.9%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three months ended
	June 30,
	2014	2013
Operating expenses, as reported	$190,573	$168,173
Share-based compensation expense	(11,266)	(10,687)
Acquisition-related costs	(936)	(888)
Amortization of acquired intangible assets	(36,644)	(27,677)
Special charges	(304)	(1,701)
Non-GAAP operating expenses	$141,423	$127,220
Non-GAAP operating expenses as a percentage of net sales	26.6%	27.5%

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three months ended
	June 30,
	2014	2013
Operating income, as reported	$115,946	$98,401
Distributor revenue recognition adjustment	1,362	—
Share-based compensation expense	13,321	12,656
Acquisition-related acquired inventory valuation and other costs	8,747	888
Amortization of acquired intangible assets	36,644	27,677
Special charges	304	1,701
Non-GAAP operating income	$176,324	$141,323
Non-GAAP operating income as a percentage of net sales	33.2%	30.5%

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RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three months ended
	June 30,
	2014	2013
Other expense, net, as reported	$(8,923)	$(7,805)
Convertible debt non-cash interest expense	2,365	2,161
Non-GAAP other expense, net	$(6,558)	$(5,644)
Non-GAAP other expense, net, as a percentage of net sales	-1.2%	-1.2%
RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three months ended
	June 30,
	2014	2013
Income tax provision, as reported	$17,082	$11,757
Income tax rate, as reported	16.0%	13.0%
Distributor revenue recognition adjustment	375	—
Share-based compensation expense	1,420	1,402
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs	2,696	423
Special charges	113	637
Convertible debt non-cash interest expense	879	809
Non-recurring tax events	(4,465)	—
Non-GAAP income tax provision	$18,100	$15,028
Non-GAAP income tax rate	10.7%	11.1%

RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER SHARE

	Three months ended
	June 30,
	2014	2013
Net income, as reported	$89,909	$78,579
Distributor revenue recognition adjustment, net of tax effect	987	—
Share-based compensation expense, net of tax effect	11,901	11,254
Acquisition-related acquired inventory valuation costs, intangible asset amortization and other costs, net of tax effect	42,695	28,142
Special charges, net of tax effect	191	1,064
Convertible debt non-cash interest expense, net of tax effect	1,486	1,352
Non-recurring tax events	4,465	—
Non-GAAP net income	$151,634	$120,391
Non-GAAP net income as a percentage of net sales	28.5%	26.0%

Diluted net income per share, as reported	$0.40	$0.37
Non-GAAP diluted net income per share	$0.68	$0.57
Diluted common shares outstanding, as reported	224,527	212,266
Diluted common shares outstanding Non-GAAP	223,889	211,617

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

Microchip will host a conference call today, July 31, 2014 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until August 7, 2014.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) July 31, 2014 and will remain available until 8:00 p.m. (Eastern Time) on August 7, 2014. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9158238.

Cautionary Statement:

The statements in this release relating to making excellent progress towards our long-term goal of 35% non-GAAP operating profit, seeing a seasonally normal business environment with strengths in many of our end markets, seeing exceptional strength in some of our new products and technologies which are growing at double digit percentages sequentially, ramping our factories, being limited by equipment lead times, inventory target of 115 days, expecting our inventory to go lower in the September 2014 quarter, that combining ISSC and Microchip will drive future growth and profitability for the combined companies, Microchip expecting to acquire the rest of ISSC's outstanding shares in late December 2014, continuing to develop and introduce a range of new products to fuel the future growth of our analog business, the September quarter being usually a weak quarter in Europe, expecting non-GAAP revenue to be up between 2% and 5% sequentially excluding ISSC, expecting $18 million in revenue from ISSC, our high-growth analog business continuing to be fueled by new products, our second quarter fiscal 2015 guidance including net sales, gross margin, operating expenses, other expense, income tax expense, net income, net income from noncontrolling interest, net income attributable to Microchip, diluted common shares outstanding, earnings per diluted share, inventory days, capital expenditures for the September 2014 quarter and for fiscal 2015, selectively investing to support the expected growth of our new products and technologies, net cash generation and assumed average stock price in the September 2014 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty; any unexpected fluctuations or weakness in the U.S. or global economies; changes in demand or market acceptance of our products and the products of our customers; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels; our ability to complete our acquisition of the remaining shares of ISSC; our ability to realize the expected benefits of our acquisitions (including our acquisitions of Supertex and ISSC); competitive developments; supply of wafers from third party wafer foundries and the cost of such wafers; the costs and outcome of any current or future tax audit or any litigation involving intellectual

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Microchip Technology Reports
First Quarter Fiscal 2015
Financial Results

property, customers or other issues; our actual average stock price in the September 2014 quarter and the impact such price will have on our share count; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this July 31, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip:

Microchip Technology Incorporated is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, PIC, JukeBlox, and SuperFlash are registered trademarks of Microchip Technology Inc. in the USA and other countries. All other trademarks mentioned herein are the property of their respective companies.

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